Exhibit 10.2

GUARANTY OF PAYMENT

GUARANTY OF PAYMENT (this “Guaranty”), made as of April 1, 2005, between EQUITY RESIDENTIAL, a Maryland real estate investment trust, having an address at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606 (“Guarantor”), and BANK OF AMERICA, N.A., having an office at 231 South LaSalle Street, Chicago, Illinois 60697, as administrative agent (“Administrative Agent”) for the banks (the “Banks”) party to the Revolving Credit Agreement (as the same may be amended, modified, supplemented or restated, the “Credit Agreement”), dated as of the date hereof, among ERP Operating Limited Partnership (“Borrower”), the Banks, Administrative Agent, JPMorgan Chase Bank, N.A., as syndication agent, Commerzbank AG, New York Branch, as documentation agent, Wachovia Bank, National Association, as documentation agent, Wells Fargo Bank, N.A., as documentation agent, SunTrust Bank, as documentation agent, and US Bank National Association, as documentation agent.

W I T N E S S E T H:

WHEREAS, the Banks have agreed to make loans (hereinafter collectively referred to as the “Loans”) and otherwise extend credit to Borrower in an aggregate principal amount not to exceed $1,000,000,000 (which amount may be increased to an amount not to exceed $1,500,000,000);

WHEREAS, the Loans will be evidenced by certain promissory notes (the “Notes”) of Borrower made to each of the Banks in accordance with the terms of the Credit Agreement;

WHEREAS, the Credit Agreement and the Notes and any other documents executed in connection therewith are hereinafter collectively referred to as the “Loan Documents”;

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement;

WHEREAS, Guarantor is the sole general partner of Borrower; and

WHEREAS, in order further to induce the Administrative Agent and the Banks to enter into the Loan Documents, Guarantor has agreed to enter into this Guaranty;

NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the making of the Loans and the other extensions of credit under the Credit Agreement by the Banks to Borrower, and in order to induce the Administrative Agent and the Banks to enter into the Loan Documents, Guarantor hereby agrees as follows:

1.                                       Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely and unconditionally guarantees the full and punctual payment when due, whether at stated maturity or otherwise, of all Obligations of Borrower now or hereafter existing under the Notes and the Credit Agreement, for principal and/or interest as well as any and all other amounts due thereunder, including, without limitation, all indemnity obligations of Borrower thereunder, and any and all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by the Administrative Agent or the Banks in enforcing its or their rights under this Guaranty (all of the foregoing obligations being the “Guaranteed Obligations”).

2.                                       It is agreed that the Guaranteed Obligations are primary and this Guaranty shall be enforceable against Guarantor and its successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Administrative Agent or any Bank against Borrower or its respective successors or assigns or any other party or against any security for the payment and performance of the Guaranteed Obligations and without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Guaranty or of any notice or demand to which Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in Borrower’s financial condition and any other fact which might materially increase the risk to Guarantor), all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of or the failure to assert by the Administrative Agent or any Bank against Borrower or its respective successors or assigns, any of the rights or remedies reserved to the Administrative Agent and the Banks pursuant to the provisions of the Loan Documents.  Guarantor agrees that any notice or directive given at any time to the Administrative Agent which is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Administrative Agent and the Banks, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Administrative Agent and the Banks have specifically agreed otherwise in a writing, signed by a duly authorized officer.  Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guaranty and such waivers, the Administrative Agent and the Banks would decline to execute the Loan Documents.

3.                                       Guarantor waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshalling-of-assets or redemption laws, or right of homestead or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by the Administrative Agent of, this Guaranty. Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, offset, set-off or other objection of any kind to any action, suit or proceeding at law, in equity or otherwise, or to any demand or claim that may be instituted or made by the Administrative Agent other than the defense of the actual timely payment and performance by Borrower of the Guaranteed Obligations; provided, however, that the foregoing shall not be deemed a waiver of Guarantor’s right to assert any compulsory counterclaim, if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of Guarantor’s right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against Administrative Agent or any Bank in any separate action or proceeding.  Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against the Administrative Agent or any Bank of any kind.

4.                                       The provisions of this Guaranty are for the benefit of the Administrative Agent and the Banks and their successors and permitted assigns, and nothing herein contained shall impair as between Borrower and the Administrative Agent and the Banks the obligations of Borrower under the Loan Documents.

5.                                       This Guaranty shall be a continuing, irrevocable, unconditional and absolute guaranty and the liability of Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished by reason of the happening, from time to time, of any of the following, although without notice or the further consent of Guarantor:

(a)                                  any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Loan Documents or the invalidity or unenforceability of any of the foregoing; or

(b)                                 any extension of time that may be granted by the Administrative Agent or any Bank to Borrower, any guarantor, or their respective successors or assigns, heirs, executors, administrators or personal representatives; or

(c)                                  any action which the Administrative Agent or any Bank may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver or, or failure to enforce any of the rights, remedies, powers or privileges available to the Administrative Agent and the Banks under this Guaranty or available to the Administrative Agent and the Banks at law, in equity or otherwise, or any action on the part of the Administrative Agent or any Bank granting indulgence or extension in any form whatsoever; or

(d)                                 any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Administrative Agent and/or the Banks have been granted a lien or security interest to secure any indebtedness of Borrower to the Administrative Agent and/or the Banks or any impairment of or failure to perfect any security interests therein; or

(e)                                  any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by Borrower to the Administrative Agent and/or the Banks; or

(f)                                    the application of any sums by whomsoever paid or however realized to any amounts owing by Borrower to the Administrative Agent and/or the Banks under the Loan Documents in such manner as the Administrative Agent shall determine in its sole discretion; or

(g)                                 Borrower’s or any guarantor’s voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of Borrower’s or any guarantor’s assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting Borrower or any guarantor or any of the assets of any of them, including, without limitation, (I) the release or discharge of Borrower or any guarantor from the payment and performance of their respective obligations under any of the Loan Documents by operation of law, or (ii) the impairment, limitation or modification of the liability of Borrower or any guarantor in bankruptcy, or of any remedy for the enforcement of the Guaranteed Obligations under any of the Loan Documents, or Guarantor’s liability under this Guaranty, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute or law or from the decision in any court; or

(h)                                 any improper disposition by Borrower of the proceeds of the Loans, it being acknowledged by Guarantor that the Administrative Agent or any Bank shall be entitled to honor any request made by Borrower for a disbursement of such proceeds and that neither the Administrative Agent nor any Bank shall have any obligation to see to the proper disposition by Borrower of such proceeds.

6.                                       Guarantor agrees that if at any time all or any part of any payment at any time received by the Administrative Agent or any Bank from Borrower or Guarantor or any other Person obligated in respect of the Guaranteed Obligations under or with respect to this Guaranty is or must be rescinded or returned by the Administrative Agent or any Bank for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower or Guarantor or such other Person), then Guarantor’s obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by such party, and Guarantor’s obligations hereunder shall continue to be effective or be reinstated, as the case may be, as to such payment, as though such previous payment had never been made.

7.                                       Until this Guaranty is terminated pursuant to the terms hereof, Guarantor (I) shall have no right of subrogation against Borrower or any entity comprising same by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (ii) waives any right to enforce any remedy which Guarantor now or hereafter shall have against Borrower or any entity comprising same by reason of any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder and (iii) from and after an Event of Default, subordinates any liability or indebtedness of Borrower or any entity comprising same now or hereafter held by Guarantor or any affiliate of Guarantor to the obligations of Borrower under the Loan Documents. The foregoing, however, shall not be deemed in any way to limit any rights that Guarantor may have pursuant to the Agreement of Limited Partnership of

Borrower or which it may have at law or in equity with respect to any other partners of Borrower.

8.                                       Guarantor represents and warrants to the Administrative Agent and the Banks with the knowledge that the Administrative Agent and the Banks are relying upon the same, as follows:

(a)                                  as of the date hereof, Guarantor is the sole general partner of Borrower;

(b)                                 based upon such relationship, Guarantor has determined that it is in its best interests to enter into this Guaranty;

(c)                                  this Guaranty is necessary and convenient to the conduct, promotion and attainment of Guarantor’s business, and is in furtherance of Guarantor’s business purposes;

(d)                                 the benefits to be derived by Guarantor from Borrower’s access to funds and other credit made possible by the Loan Documents are at least equal to the obligations undertaken pursuant to this Guaranty;

(e)                                  Guarantor is solvent and has full power and legal right to enter into this Guaranty and to perform its obligations under the terms hereof and (I) Guarantor is organized and validly existing under the laws of the State of Maryland, (ii) Guarantor has complied with all provisions of applicable law in connection with all aspects of this Guaranty, and (iii) the person executing this Guaranty has all the requisite power and authority to execute and deliver this Guaranty;

(f)                                    to the best of Guarantor’s knowledge, there is no action, suit, proceeding, or investigation pending or threatened against or affecting Guarantor at law, in equity, in admiralty or before any arbitrator or any governmental department, commission, board, bureau, agency or instrumentality (domestic or foreign) which is likely to materially and adversely affect the property, assets or condition (financial or otherwise) of Guarantor or which is likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty;

(g)                                 the execution and delivery of and the performance by Guarantor of its obligations under this Guaranty have been duly authorized by all necessary action on the part of Guarantor and do not (I) violate any provision of any law, rule, regulation (including, without limitation, Regulation U or X of the Federal Reserve Board of the United States), order, writ, judgment, decree, determination or award presently in effect having applicability to Guarantor or the organizational documents of Guarantor, the consequences of which violation would materially and adversely affect the property, assets or condition (financial or otherwise) of Guarantor or which is likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty or (ii) violate or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument to which Guarantor is a party, or by which Guarantor or any of its property is bound, the consequences of which violation, conflict, breach or default would materially and adversely affect the property, assets or condition (financial or otherwise) of Guarantor or which is likely to materially and adversely impair the ability of Guarantor to perform its obligations under this Guaranty;

(h)                                 this Guaranty has been duly executed by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors’ rights generally or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law;

(i)                                     no authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any Federal, state, local or foreign court, governmental agency or regulatory authority is required in connection with the making and performance by Guarantor of this

Guaranty, except those which have already been obtained;

(j)                                     Guarantor is not an “investment company” as that term is defined in, nor is it otherwise subject to regulation under, the Investment Company Act of 1940, as amended;

(k)                                  Guarantor is not engaged principally, or as one of its important activities, in the business of purchasing, carrying, or extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States); and

(l)                                     All of the representations and warranties in the Credit Agreement concerning Guarantor are true and correct.

Guarantor covenants that it will comply or cause compliance with all covenants in the Credit Agreement which are applicable to it.

9.                                       Guarantor and the Administrative Agent each acknowledge and agree that this Guaranty is a guarantee of payment and performance and not of collection and enforcement in respect of any obligations which may accrue to the Administrative Agent and/or the Banks from Borrower under the provisions of any Loan Document.

10.                                 Subject to the terms and conditions of the Credit Agreement, and in conjunction therewith, the Administrative Agent or any Bank may assign any or all of its rights under this Guaranty.  In the event of any such assignment, the Administrative Agent shall give Guarantor prompt notice of same.  If the Administrative Agent or any Bank elects to sell all the Loans or participations in the Loans and the Loan Documents, including this Guaranty, the Administrative Agent or any Bank may forward to each purchaser and prospective purchaser all documents and information relating to this Guaranty or to Guarantor, whether furnished by Borrower or Guarantor or otherwise, subject to the terms and conditions of the Credit Agreement.

11.                                 Guarantor agrees, upon the written request of the Administrative Agent, to execute and deliver to the Administrative Agent, from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Administrative Agent or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms, provided, that any such modification, amendment, additional instrument or document shall not increase Guarantor’s obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to Guarantor and to Guarantor’s counsel.

12.                                 The representations and warranties of Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof.

13.                                 This Guaranty contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor and the Administrative Agent (acting with the requisite consent of the Banks as provided in the Credit Agreement).

14.                                 If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions thereof shall continue in full force and effect.

15.                                 This Guaranty may be executed in counterparts which together shall constitute the same instrument.

16.                                 All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission followed by telephonic confirmation or similar writing) and shall be addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the others:

If to Guarantor:	Equity Residential
Two North Riverside Plaza
Suite 400
Chicago, Illinois 60606
Attn: Chief Financial Officer

With Copies of
Notices to
Guarantor to:	Equity Residential
Two North Riverside Plaza
Suite 400
Chicago, Illinois 60606
Attn: General Counsel

and

DLA Piper Rudnick Gray Cary US LLP
203 North LaSalle Street
Suite 1900
Chicago, Illinois 60601
Attn: James M. Phipps, Esq.

If to the
Administrative
Agent:	Bank of America, N.A.
Structured Debt Group
Mail Code
231 South LaSalle Street
Chicago, IL 60697
Attn:

With Copies of
Notices to the
Administrative
Agent to:	Skadden, Arps, Slate,
Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Martha Feltenstein, Esq.

Each such notice, request or other communication shall be effective (I) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate facsimile confirmation is received, (ii) if given by certified or registered mail, return receipt requested, with first class postage prepaid, addressed as aforesaid, upon receipt or refusal to accept delivery, (iii) if given by a nationally recognized overnight carrier, 24 hours after such communication is deposited with such carrier with postage prepaid for next day delivery, or (iv) if given by any other means, when delivered at the address specified in this Section.

17.                                 Any acknowledgment or new promise, whether by payment of principal or interest or otherwise by Borrower or Guarantor, with respect to the Guaranteed Obligations shall, if the statute of limitations in favor of Guarantor against the Administrative Agent and the Banks shall have commenced to run, toll the running of such statute of limitations, and if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

18.                                 This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Administrative Agent and the Banks and their successors and permitted assigns; provided, however, that the Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all of the Banks, and any attempted such assignment or transfer without such consent shall be null and void.

19.                                 The failure of the Administrative Agent to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Administrative Agent or any Bank, nor excuse Guarantor from its obligations hereunder.  Any waiver of any such right or remedy to be enforceable against the Administrative Agent and the Banks must be expressly set forth in a writing signed by the Administrative Agent (acting with the requisite consent of the Banks as provided in the Credit Agreement).

20.                                 (a)   THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS.

(b)                                 Any legal action or proceeding with respect to this Guaranty and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of Illinois or of the United States of America for the Northern District of Illinois, and, by execution and delivery of this Guaranty, the Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.  The Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Guarantor at its address for notices set forth herein.  The Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Guarantor in any other jurisdiction.

(c)                                  GUARANTOR HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY.  IT IS HEREBY ACKNOWLEDGED BY GUARANTOR THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND THE BANKS TO ACCEPT THIS GUARANTY AND THAT THE LOANS AND OTHER EXTENSIONS OF CREDIT MADE BY THE BANKS ARE MADE IN RELIANCE UPON SUCH WAIVER.  GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE, FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED BY THE ADMINISTRATIVE AGENT IN COURT AS A WRITTEN CONSENT TO A NON-JURY TRIAL.

(d)                                 Guarantor does hereby further covenant and agree to and with the Administrative Agent and the Banks that Guarantor may be joined in any action against Borrower in connection with the Loan Documents and that recovery may be had against Guarantor in such action or in any independent action against Guarantor (with respect to the Guaranteed Obligations), without the

Administrative Agent and the Banks first pursuing or exhausting any remedy or claim against Borrower or its successors or assigns.  Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any jurisdiction, it shall be conclusively bound by the judgment in any such action by the Administrative Agent (wherever brought) against Borrower or its successors or assigns, as if Guarantor were a party to such action, even though Guarantor was not joined as a party in such action.

(e)                                  Guarantor agrees to pay all reasonable expenses (including, without limitation, attorneys’ fees and disbursements) which may be incurred by the Administrative Agent or the Banks in connection with the enforcement of their rights under this Guaranty, whether or not suit is initiated.

21.                                 Notwithstanding anything to the contrary contained herein (but subject to Section 6 hereof), this Guaranty shall terminate and be of no further force or effect upon the full performance and payment of the Guaranteed Obligations hereunder.  Upon termination of this Guaranty in accordance with the terms of this Guaranty, the Administrative Agent promptly shall deliver to Guarantor such documents as Guarantor or Guarantor’s counsel reasonably may request in order to evidence such termination.

22.                                 All of the Administrative Agent’s and the Banks’ rights and remedies under each of the Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Administrative Agent or any Bank.

23.                                 No claim may be made by Guarantor or any other Person acting by or through Guarantor against the Administrative Agent or any Bank or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guaranty or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and Guarantor hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Guaranty as of the date and year first above written.

GUARANTOR:

EQUITY RESIDENTIAL

By:	/s/ Mark J. Parrell
Name: Mark J. Parrell
Title: First Vice President

ACCEPTED:

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:	/s/ Michael W. Edwards
Name: Michael W. Edwards
Title: Senior Vice President

ACKNOWLEDGMENT FOR GUARANTOR

STATE OF ILLINOIS	)
) ss.
COUNTY OF C O O K	)

On March 29, 2005, before me personally came Mark J. Parrell, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he is first vice president and treasurer of Equity Residential, and that he executed the foregoing instrument in the organization’s name, and that he had authority to sign the same, and he acknowledged to me that he executed the same as the act and deed of said organization for the uses and purposes therein mentioned.

[Seal]

/s/ Katrina Feagins
Notary Public